Filed Pursuant to Rule 424(b)(3)
Registration No. 333-232567
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Ordinary Shares, $1.00 par value per share	$100,000,000	$12,980
Total		$12,980

(1)	The securities registered herein are offered pursuant to an automatic shelf registration statement on Form F-3 (Registration No. 333-232567) filed by Frontline Ltd., effective July 5, 2019.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED July 5, 2019)
$100,000,000
FRONTLINE LTD.
ORDINARY SHARES
We have entered into an equity distribution agreement, dated June 3, 2020, with Morgan Stanley & Co. LLC, or Morgan Stanley, for the offer and sale of our ordinary shares having aggregate sales proceeds of up to $100.0 million, offered by this prospectus supplement and accompanying prospectus.
In accordance with the terms of the equity distribution agreement, we may offer and sell our ordinary shares at any time and from time to time through Morgan Stanley as our sales agent. Sales of the ordinary shares, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange, or the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. Our ordinary shares are listed on the New York Stock Exchange, or the NYSE, and the Oslo Stock Exchange, or the OSE, under the symbol “FRO”. On May 29, 2020, the closing price of our ordinary shares on the New York Stock Exchange was $9.13 per share.

Investing in our ordinary shares involves a high degree of risk. See the sections entitled “Risk Factors” on page S-7 of this prospectus supplement, the accompanying prospectus, and in our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, which is incorporated herein by reference.

Neither the Securities and Exchange Commission, or the Commission, nor any state securities commission has approved or disapproved these ordinary shares or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
Morgan Stanley will receive from us a commission up to 1.5% of the gross sales price per share for any ordinary shares sold through it as our sales agent under the equity distribution agreement. Under the equity distribution agreement, we have agreed to reimburse Morgan Stanley for certain expenses. See “Plan of Distribution.” Subject to the terms and conditions of the equity distribution agreement, Morgan Stanley will use its commercially reasonable efforts to sell on our behalf any ordinary shares to be offered by us under the equity distribution agreement.

MORGAN STANLEY
The date of this prospectus supplement is June 3, 2020

TABLE OF CONTENTS
Prospectus Supplement
IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT	S-i
CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS	S-i
PROSPECTUS SUPPLEMENT SUMMARY	S-1
RISK FACTORS	S-7
USE OF PROCEEDS	S-9
CAPITALIZATION	S-10
DIVIDEND POLICY	S-11
TAX CONSIDERATIONS	S-12
CERTAIN ERISA CONSIDERATIONS	S-13
PLAN OF DISTRIBUTION	S-14
EXPENSES	S-15
LEGAL MATTERS	S-15
EXPERTS	S-15
INFORMATION INCORPORATED BY REFERENCE	S-15
WHERE YOU CAN FIND ADDITIONAL INFORMATION	S-16

Prospectus

PROSPECTUS SUMMARY	1
RISK FACTORS	5
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	6
USE OF PROCEEDS	7
CAPITALIZATION	8
ENFORCEABILITY OF CIVIL LIABILITIES	9
PLAN OF DISTRIBUTION	10
SELLING SHAREHOLDERS	12
DESCRIPTION OF CAPITAL STOCK	13
DESCRIPTION OF DEBT SECURITIES	15
DESCRIPTION OF WARRANTS	22
DESCRIPTION OF PURCHASE CONTRACTS	23
DESCRIPTION OF RIGHTS	24
DESCRIPTION OF UNITS	25
EXPENSES	26
LEGAL MATTERS	26
EXPERTS	26
WHERE YOU CAN FIND ADDITIONAL INFORMATION	27

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT
Unless otherwise indicated, all references to “dollars” and “$” in this prospectus are to United States dollars. Financial information presented in this prospectus supplement that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.
This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and the securities offered hereby, and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus. The second part, the base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.
If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.  This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the ordinary shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading, “Information Incorporated by Reference” before investing in our ordinary shares.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering. We have not and the sales agent has not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, ordinary shares only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus supplement is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus or any sale of our ordinary shares.
CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS
Matters discussed in this prospectus supplement, the accompanying prospectus and the documents that we have filed with the Commission that are incorporated by reference in this prospectus supplement may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements, which include but are not limited to statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts in order to encourage companies to provide prospective information about their business. We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation. This report and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance, and are not intended to give any assurance as to future results. When used in this document, the words “believe,” “forecast”, “expect,” “anticipate,” “estimate,” “intend,” “plan,” “target,” “project,” “likely,” “may,” “could” and similar expressions, terms, or phrases may identify forward-looking statements.
The forward-looking statements are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, our management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.
S-i

In addition to these important factors and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies, the anticipated global economic uncertainty and financial market conditions caused by the COVID-19 pandemic on our business, fluctuations in currencies and interest rates, general market conditions, including fluctuations in charter hire rates and vessel values, changes in the supply and demand for vessels comparable to ours, changes in worldwide oil production and consumption and storage, changes in the Company’s operating expenses, including bunker prices, drydocking and insurance costs, the market for the Company’s vessels, availability of financing and refinancing, our ability to obtain financing and comply with the restrictions and other covenants in our financing arrangements, availability of skilled workers and the related labor costs, compliance with governmental, tax, environmental and safety regulation, any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 (FCPA) or other applicable regulations relating to bribery, general economic conditions and conditions in the oil industry, effects of new products and new technology in our industry, the failure of counter parties to fully perform their contracts with us, our dependence on key personnel, adequacy of insurance coverage, our ability to obtain indemnities from customers, changes in laws, treaties or regulations, the volatility of the price of our ordinary shares; our incorporation under the laws of Bermuda and the different rights to relief that may be available compared to other countries, including the United States, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents, political events or acts by terrorists, and other important factors described from time to time in the reports filed by the Company with the Commission.
Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand in the tanker market, as a result of changes in the petroleum production levels set by the Organization of the Petroleum Exporting Countries, or OPEC, and worldwide oil consumption and storage, changes in our operating expenses, including bunker prices, drydocking and insurance costs, the market for our vessels, availability of financing and refinancing, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessel breakdowns and instances of off-hire, failure on the part of a seller to complete a sale of a vessel to us and other important factors under the heading “Risk Factors” in this prospectus supplement, in the accompanying prospectus and in our annual report on Form 20-F for the year ended December 31, 2019, as well as those described from time to time in the reports filed by us with the Commission.
This prospectus supplement may contain assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as forward-looking statements. We may also from time to time make forward-looking statements in our periodic reports that we will file with the Commission, in other information sent to our security holders, and in other written materials. We caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material.
We undertake no obligation to publicly update or revise any forward-looking statement contained in this prospectus supplement, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement might not occur, and our actual results could differ materially from those anticipated in these forward-looking statements.
S-ii

Ordinary shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 and the Exchange Control Act 1972, and related regulations of Bermuda which regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority, or the BMA, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA, in its policy dated June 1, 2005, provides that where any equity securities, including our ordinary shares, of a Bermuda company are listed on an appointed stock exchange, general permission is given for the issue and subsequent transfer of any securities of a company from and/or to a non-resident, for as long as any equities securities of such company remain so listed. The New York Stock Exchange is an appointed stock exchange under Bermuda law. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in granting such permission, the BMA accepts no responsibility for our financial soundness or the correctness of any of the statements made or expressed in this prospectus or any prospectus supplement. Neither this prospectus nor any prospectus supplement needs to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Companies Act 1981 of Bermuda pursuant to provisions incorporated therein following the enactment of the Companies Amendment Act 2013. Such provisions state that a prospectus in respect of the offer of shares in a Bermuda company whose equities are listed on an appointed stock exchange under Bermuda law does not need to be filed in Bermuda, so long as the company in question complies with the requirements of such appointed stock exchange in relation thereto.
S-iii

PROSPECTUS SUPPLEMENT SUMMARY
This section summarizes some of the information that is contained later in this prospectus supplement, the accompanying prospectus or in other documents incorporated by reference into this prospectus supplement. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus supplement, the accompanying prospectus, any free writing prospectus that may be provided to you in connection with this offering or that or is contained in the documents that we incorporate by reference into this prospectus supplement.
Unless the context otherwise requires, as used in this prospectus supplement, the terms “Company,” “we,” “us,” and “our” refer to Frontline Ltd. and all of its subsidiaries. “Frontline Ltd.” refers only to Frontline Ltd. and not its subsidiaries.
We use the term deadweight tons, or dwt, in describing the size of vessels. Dwt expressed in metric tons, each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.
The Company
We are Frontline Ltd., an international shipping company incorporated in Bermuda as an exempted company under the Bermuda Companies Act of 1981 on June 12, 1992 (Company No. EC-17460).  On November 30, 2015, the Company and Frontline 2012 completed the Merger in which the Company was the legal acquirer and Frontline 2012 was identified as the accounting acquirer. Frontline 2012 was incorporated in Bermuda on December 12, 2011. Our registered and principal executive offices are located at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM 08, Bermuda, and our telephone number at that address is +(1) 441 295 6935.
We are engaged primarily in the ownership and operation of oil and product tankers. We operate through subsidiaries located in Bermuda, India, Liberia, the Marshall Islands, Norway, the United Kingdom and Singapore. We are also involved in the charter, purchase and sale of vessels.
As of March 31, 2020, the Company’s fleet consisted of 70 vessels, with an aggregate capacity of approximately 13.2 million dwt. The Company’s fleet consisted of:
(i)	58 vessels owned by the Company (14 VLCCs, 26 Suezmax tankers, 18 LR2/Aframax tankers);
(ii)	two VLCCs that are under finance leases;
(iii)	one VLCC that is recorded as an investment finance lease;
(iv)	two VLCCs chartered in from an unrelated third party; and
(v)	seven vessels that are under the Company’s commercial management (three VLCCs, two Suezmax tankers, and two Aframax oil tankers)
Newbuilding Program
As of March 31, 2020, our newbuilding program was comprised of one Suezmax tanker, which we took delivery of on May 19, 2020, one VLCC expected to be delivered in June 2020 and four LR2 tankers, which are expected to be delivered in January 2021, March 2021, October 2021 and January 2022, respectively. As of March 31, 2020, total instalments of $65.0 million had been paid in connection with our current newbuilding program, and remaining commitments amounted to $282.0 million, of which we expect $139.6 million to be paid in 2020, $109.1 million to be paid in 2021 and $33.3 million to be paid in 2022.
As of May 19, 2020, we have committed bank financing in place to finance the VLCC newbuilding and a loan amount of $62.5 million is estimated to be drawn down in the second quarter of 2020.  We are in discussions with CEXIM and Sinosure for a senior secured term loan facility, in an amount of up to $133.7 million, expected to be confirmed in the second quarter of 2020, to partially finance the cost of four LR2 tankers under construction at Shanghai Waigaoqiao Shipbuilding Co. Ltd., or SWS.

Our Fleet
The following table sets forth the fleet that we operated as of March 31, 2020:
Vessel[1]	Built	Approximate dwt	Flag[4]	Type of Employment[2]

Tonnage Owned Directly

VLCCs
Front Kathrine	2009	297,000	Marshall Islands	Spot Market
Front Queen	2009	297,000	Marshall Islands	Spot Market
Front Eminence	2009	321,000	Marshall Islands	Spot Market
Front Endurance	2009	321,000	Marshall Islands	Spot Market
Front Cecilie	2010	297,000	Hong Kong	Spot Market
Front Signe	2010	297,000	Hong Kong	Spot Market
Front Duke	2016	299,000	Marshall Islands	Spot Market
Front Duchess	2017	299,000	Marshall Islands	Spot Market
Front Earl	2017	300,000	Marshall Islands	Spot Market
Front Prince	2017	300,000	Marshall Islands	Spot Market
Front Empire	2018	300,000	Marshall Islands	Spot Market
Front Princess	2018	300,000	Marshall Islands	Spot Market
Front Defender	2019	300,000	Marshall Islands	Spot Market
Front Discovery	2019	300,000	Marshall Islands	Spot Market

Suezmax Tankers
Front Sparta	2019	150,000	Hong Kong	Spot Market
Front Samara[3]	2019	157,000	Hong Kong	Time Charter
Front Siena	2019	157,000	Hong Kong	Spot Market
Front Singapore[3]	2019	150,000	Hong Kong	Time Charter
Front Seoul	2019	157,000	Hong Kong	Spot Market
Front Santiago[3]	2019	150,000	Hong Kong	Time Charter
Front Savannah[3]	2019	157,000	Hong Kong	Time Charter
Front Suez	2019	150,000	Hong Kong	Spot Market
Front Shanghai[3]	2019	150,000	Hong Kong	Time Charter
Front Silkenborg	2019	150,000	Hong Kong	Spot Market
Front Ull	2014	156,000	Marshall Islands	Spot Market
Front Idun	2015	156,000	Marshall Islands	Spot Market
Front Thor	2010	156,000	Marshall Islands	Spot Market
Front Loki	2010	156,000	Marshall Islands	Spot Market
Front Odin	2010	156,000	Marshall Islands	Spot Market
Front Njord	2010	156,000	Hong Kong	Spot Market
Front Balder	2009	156,000	Marshall Islands	Spot Market
Front Brage	2011	156,000	Marshall Islands	Spot Market
Front Crown	2016	157,000	Marshall Islands	Spot Market
Front Challenger	2016	157,000	Marshall Islands	Spot Market
Front Classic	2017	157,000	Marshall Islands	Spot Market
Front Clipper	2017	157,000	Marshall Islands	Spot Market
Front Crystal	2017	157,000	Marshall Islands	Spot Market
Front Coral	2017	157,000	Marshall Islands	Spot Market
Front Cosmos	2017	157,000	Marshall Islands	Spot Market
Front Cascade	2017	156,000	Marshall Islands	Spot Market

LR2 Tankers/ Aframax Tankers
Front Lion	2014	115,000	Marshall Islands	Spot Market
Front Puma	2015	115,000	Marshall Islands	Spot Market
Front Panther	2015	115,000	Marshall Islands	Spot Market
Front Tiger	2015	115,000	Marshall Islands	Spot Market
Front Ocelot	2016	111,000	Marshall Islands	Spot Market
Front Cheetah	2016	115,000	Marshall Islands	Spot Market
Front Lynx	2016	111,000	Marshall Islands	Spot Market
Front Cougar	2016	115,000	Marshall Islands	Spot Market
Front Leopard	2016	111,000	Marshall Islands	Spot Market
Front Jaguar	2016	111,000	Marshall Islands	Spot Market
Front Altair	2016	111,000	Marshall Islands	Spot Market
Front Antares	2017	111,000	Marshall Islands	Spot Market
Front Vega	2017	111,000	Marshall Islands	Spot Market
Front Sirius	2017	111,000	Marshall Islands	Spot Market
Front Castor	2017	111,000	Marshall Islands	Spot Market
Front Pollux	2017	111,000	Marshall Islands	Spot Market
Front Capella	2017	111,000	Marshall Islands	Spot Market
Front Polaris	2018	111,000	Marshall Islands	Spot Market

Tonnage Chartered in from SFL

VLCCs
Front Force[5]	2004	305,000	Marshall Islands	Spot Market
Front Energy[5]	2004	305,000	Marshall Islands	Spot Market

Tonnage Chartered in from third parties

VLCCs
FPMC C Melody	2011	297,000	Liberia	Spot Market
FMPC C Noble	2012	297,000	Liberia	Spot Market

1.	This fleet table excludes the seven vessels we commercially manage and the one VLCC that is recorded as an investment finance lease.
2.	Time Charter includes those contracts with durations in excess of six months.
3.
In connection with the Trafigura Transaction (defined below) these vessels were chartered back to a subsidiary of Trafigura Group Pte Ltd. on time charters in August 2019. See Note 5 to our consolidated financial statements for a detailed description of the accounting for the Trafigura Transaction, as defined below, contained in our Annual Report on Form 20-F for the year ended December 31, 2019 as well as our unaudited condensed consolidated interim financial statements and related Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three months ended March 31, 2020 furnished on Form 6-K, both of which are incorporated herein by reference.

4.	This information is being presented as of the date of this prospectus supplement.
5.	These vessels are chartered-in from SFL Corporation Ltd., or “SFL”, under arrangements with remaining contractual terms of approximately seven years.
Dividend Policy
In December 2015, our board of directors, or our Board, approved implementing a dividend policy to distribute quarterly dividends to shareholders equal to or close to earnings per share adjusted for certain non-cash items.  In May 2020, we declared a cash dividend of $0.70 per share for the first quarter of 2020.  We declared dividends of $0.40 per share and $0.10 per share for the fourth quarter of 2019 and the third quarter of 2019, respectively. No dividends were declared in 2018. In 2017, we declared dividends of $0.15 for the first quarter of 2017.  The timing and amount of dividends, if any, is at the discretion of the Board and subject to compliance with Bermuda law requirements. We cannot guarantee that our Board will declare dividends in the future. See “Dividend Policy.”
Corporate Update
In October 2019, we announced that Feen Marine Scrubbers Inc., or FMSI, and Clean Marine AS, or Clean Marine, had entered into a term sheet pursuant to which the entities will effect a business combination to create a leading provider of exhaust gas cleaning systems (“EGCS” or “scrubbers”). The merger was completed on January 23, 2020.  We acquired an additional stake in the combined company from another shareholder for $0.8 million, resulting in an effective ownership interest of 17.34% in Clean Marine.
In January 2020, our joint venture agreement with Golden Ocean Group Limited, or Golden Ocean, and companies in the Trafigura Group Pte Ltd. to establish a global supplier of marine fuels was completed.  As a result, we took a 15% interest in the joint venture company TFG Marine and made a $1.5 million shareholder loan to it.

Financing Update
In March 2020, we signed a sale-and-leaseback agreement in an amount of $544.0 million with ICBC Financial Leasing Co., Ltd., or ICBCL, to finance the cash amount paid upon closing of the acquisition of 10 Suezmax tankers with Trafigura Group Pte Ltd., or the Trafigura Transaction, which took place on March 16, 2020.  The lease financing has a tenor of seven years, carries an interest rate of LIBOR plus a margin of 230 basis points, has an amortization profile of 17.8 years and includes purchase options for us throughout the period with a purchase obligation at the end of the term.
Recent Developments
In April 2020, we repaid $60.0 million of our $275.0 million senior unsecured facility agreement with an affiliate of Hemen Holding Ltd, or Hemen, a Cyprus holding company, which is our largest shareholder and indirectly controlled by trusts established by our Chairman and President, Mr. Fredriksen.  Up to $215.0 million remains available following this repayment.
In April 2020, we sold one VLCC recorded as an investment in finance lease as at March 31, 2020, expected to be delivered to buyers in the second quarter of 2020.  We expect to record a gain of approximately $13.0 million as a result of this transaction.
In May 2020, we signed a senior secured term loan facility with Crédit Agricole for an amount of up to $62.5 million to part-finance the VLCC resale under construction at Hyundai Samho Heavy Industries, or HSHI. The facility matures five years after delivery date, carries an interest rate of LIBOR plus a margin of 190 basis points and has an amortization profile of 18 years.
In May 2020, we signed a restated and amended senior secured term loan facility with Nordea for an amount of up to $50.0 million to refinance an existing loan facility maturing in March 2021.  The facility matures in March 2023, carries an interest rate of LIBOR plus a margin of 190 bps and has an amortization profile of 20 years.
In May 2020, we took delivery of the Suezmax tanker Front Cruiser from HSHI.
In May 2020, we declared a cash dividend of $0.70 per share for the first quarter of 2020.

The Offering
Issuer	Frontline Ltd.
Ordinary shares outstanding as of May 29, 2020	197,692,321 ordinary shares(1)
Ordinary shares offered by this prospectus supplement
Ordinary shares with an aggregate offering price of up to $100.0 million or 10,952,902 ordinary shares at an assumed offering price of $9.13 per share, which was the last reported closing price of our ordinary shares on the NYSE on May 29, 2020.

Use of Proceeds
The net proceeds of this offering will be used to opportunistically fund growth opportunities and for general corporate purposes. We expect that the net proceeds of this offering will be approximately $98.2 million, after deducting estimated commissions and estimated offering expenses, and assuming a sale of 10,952,902 ordinary shares at an assumed offering price of $9.13 per share, the last reported closing price of our ordinary shares on the NYSE on May 29, 2020. We refer you to the section entitled “Use of Proceeds.”

Listing
The primary trading market for our ordinary shares is the NYSE, where our ordinary shares are listed under the symbol “FRO.” Our ordinary shares are also traded on the Oslo Stock Exchange under the symbol “FRO.”

Dividend Policy
In December 2015, our Board approved implementing a dividend policy to distribute quarterly dividends to shareholders equal to or close to earnings per share adjusted for certain non-cash items.  In May 2020, we declared a cash dividend of $0.70 per share for the first quarter of 2020.  We declared dividends of $0.40 per share and $0.10 per share for the fourth quarter of 2019 and the third quarter of 2019, respectively. No dividends were declared in 2018. In 2017, we declared dividends of $0.15 for the first quarter of 2017.  The timing and amount of dividends, if any, is at the discretion of the Board and subject to compliance with Bermuda law requirements. We cannot guarantee that our Board will declare dividends in the future. See “Dividend Policy.”

Risk Factors
Investing in our ordinary shares involves risks. You should carefully consider the risks discussed under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, which is incorporated by reference in this prospectus supplement, and under the caption “Risk Factors” or any similar caption in the documents that we subsequently file with the Commission, that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that you may be provided in connection with this offering of our ordinary shares pursuant to this prospectus supplement and the accompanying prospectus.

___________________
(1)
Under our Memorandum of Association, our authorized share capital consists of 500,000,000 shares, par value $1.00 per share. The number of ordinary shares outstanding is based on shares outstanding as of May 29, 2020 and excludes (i) the sale of 10,952,902 additional ordinary shares offered hereunder, and (ii) an aggregate of 479,000 ordinary shares issuable upon the exercise of outstanding options with a weighted average exercise price of $6.90 per share.

RISK FACTORS
Investing in our ordinary shares involves risks. You should carefully consider the risks set forth below and discussed under the caption “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and under the caption “Risk Factors” or any similar caption in the documents that we subsequently file with the Commission that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that you may be provided in connection with this offering of our ordinary shares pursuant to this prospectus supplement and the accompanying prospectus.
Investors may experience significant dilution as a result of this offering and future offerings.
Based on an assumed offering price of $9.13 per share, which was the last reported closing price of our ordinary shares on the NYSE on May 29, 2020, the offering of approximately an additional $100.0 million of our ordinary shares would result in the offer and sale of 10,952,902 ordinary shares, following which we would have 208,645,223 ordinary shares outstanding, which as of May 29, 2020 represents an increase of approximately 5.5% in our issued and outstanding ordinary shares. Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. In addition, we may offer additional ordinary shares in the future, which may result in additional significant dilution.
We may not pay dividends on our ordinary shares in the future.
Holders of our ordinary shares are entitled to receive only such dividends as our Board may declare out of funds legally available for such payments. Our Board may, in its sole discretion, change the amount or frequency of dividends or discontinue the payment of dividends entirely.  The timing and amount of dividends, if any, is at the discretion of the Board and subject to compliance with Bermuda law requirements.  Under the Bermuda Companies Act, a company may make a dividend or make a distribution out of contributed surplus, provided there are reasonable grounds for believing that after any such payment (a) the company will be able to pay its liabilities as they become due and (b) the realizable value of its assets will be greater than its liabilities.  In addition, if we were in default under our credit facilities, our ability to pay dividends would be restricted.
We may use the net proceeds of this offering for purposes with which you do not agree.
The net proceeds of this offering will be used to opportunistically fund growth opportunities and for general corporate purposes. To the extent that we do not use the net proceeds for the stated use of proceeds, we may use the net proceeds for other purposes with which you do not agree. Please see “Use of Proceeds.”
The novel coronavirus (COVID-19) pandemic is dynamic and expanding and has negatively affected the shipping and energy industries, including oil prices. The continuation of this outbreak likely would have, and the emergence of other epidemic or pandemic crises could have, material adverse effects on our business, results of operations, or financial condition.
The novel coronavirus pandemic is dynamic and expanding, and its ultimate scope, duration and effects are uncertain. This pandemic has had and is expected to continue to have direct and indirect adverse effects on our industry and customers, which in turn impact our business and could impact our results of operations and financial condition, as could any future epidemic or pandemic health crisis. Effects of the current COVID-19 pandemic include, or may include, among others:
•
deterioration of worldwide, regional or national economic conditions and activity, which is expected to result in a global recession, the duration and severity of which is uncertain, and could further reduce or prolong the recent significant declines in energy prices, or adversely affect global demand for crude oil or petroleum products, demand for our services, and charter and spot rates;

•	disruptions to our operations as a result of the potential health impact on our employees and crew, and on the workforces of our customers and business partners;
•
disruptions to our business from, or additional costs related to, new regulations, directives or practices implemented in response to the pandemic, such as travel restrictions (including for any of our onshore personnel or any of our crew members to timely embark or disembark from our vessels), increased inspection regimes, hygiene measures (such as quarantining and physical distancing) or increased implementation of remote working arrangements;

•
potential shortages or a lack of access to required spare parts for our vessels, or potential delays in any repairs to, or scheduled or unscheduled maintenance or modifications or dry docking of, our vessels, as a result of a lack of berths available by shipyards from a shortage in labor or due to other business disruptions;

•	delays in vessel inspections and related certifications by class societies customers or government agencies;
•	potential reduced cash flows and financial condition including potential liquidity constraints;
•
reduced access to capital, including the ability to refinance any existing obligations, as a result of any credit tightening generally or due to continued declines in global financial markets, including the publicly-traded securities prices of our securities and of listed companies generally;

•	a reduced ability to opportunistically sell any of our vessels on the second-hand market, either as a result of a lack of buyers or a general decline in the value of second-hand vessels;
•	a decline in the market value of our vessels, which may cause us to (a) incur impairment charges or (b) breach certain covenants under our financing agreements;
•
disruptions, delays or cancellations in connection with among others, vessel special surveys, installation of ballast water systems and scrubber installations, which could increase our off-hire time and decrease revenues; and

•
potential deterioration in the financial condition and prospects of our customers or partners, which could adversely impact their ability or willingness to fulfill their obligations to us, or attempts by customers or third parties to renegotiate existing agreement or invoke force majeure contractual clauses as a result delays or other disruptions, such as the renegotiation of lease terms, including charter rates.

Given the dynamic nature of the circumstances surrounding the COVID-19 pandemic and the worldwide nature of our business and operations, the duration of any business disruption and the related financial impact to us cannot be reasonably estimated at this time, but any prolonged slowdown in the global economy could negatively impact worldwide demand for seaborne transportation of  oil and refined products, and could materially affect our business, results of operations and financial condition.

USE OF PROCEEDS
The net proceeds of this offering will be used to opportunistically fund growth opportunities and for general corporate purposes. We expect that the net proceeds of this offering will be approximately $98.2 million, after deducting estimated commissions and estimated offering expenses, and assuming a sale of 10,952,902 ordinary shares at an assumed offering price of $9.13 per share, the last reported closing price of our ordinary shares on the NYSE on May 29, 2020.
We cannot assure you that we will use the proceeds of this offering for the stated purposes and we may use the net proceeds for other purposes with which you do not agree. See “Risk Factors—We may use the net proceeds of this offering for purposes with which you do not agree.”

CAPITALIZATION
The following table sets forth our cash, cash equivalents, restricted cash and capitalization as of March 31, 2020, on:
•	an actual basis;

•	as adjusted basis to give effect to:

(i)	the repayment of $73.9 million of our debt between March 31, 2020 and June 1, 2020;

(ii)	the drawdown of $42.9 million of debt in relation to the delivery of one Suezmax tanker delivered in May 2020; and

(iii)	the payment of $138.4 million on June 22, 2020 in relation to the dividend of $0.70 per share, declared in relation to the three months ended March 31, 2020.

•
an as further adjusted basis to give effect to this offering and the application of the proceeds therefrom. This calculation assumes the issuance and sale of 10,952,902 common shares using an assumed price of $9.13 per share, which is the closing price of our common shares on the NYSE on May 29, 2020, resulting in assumed net proceeds of approximately $98.2 million, after sales commissions and estimated offering expenses. The actual number of shares issued, and the price at which they are issued, may differ depending on the timing of the sales.

There have been no other significant adjustments to our capitalization since March 31, 2020, as so adjusted.
You should read the information together with the section of this prospectus supplement entitled “Use of Proceeds” and the consolidated financial statements and related notes in our Report on Form 6-K, filed with the Commission on May 29, 2020 which contains “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited condensed consolidated interim financial statements as of and for the three months ended March 31, 2020.
(in thousands)	Actual	As Adjusted	As Further Adjusted
Cash and cash equivalents	218,541	6,246	104,493
Restricted cash	12,739	12,739	12,739
Total cash and cash equivalents and restricted cash	231,280	18,985	117,232
Debt:
Long-term debt, including current portion (secured)	2,057,783	2,086,772	2,086,772
Long-term debt, including current portion (unsecured)	120,020	60,020	60,020
Total debt	2,177,803	2,146,792	2,146,792

Equity:
Share capital	197,692	197,692	208,645
Additional paid in capital	402,021	402,021	489,315
Contributed surplus	1,004,094	865,710	865,710
Accumulated other comprehensive loss	331	331	331
Retained earnings	-	-	-
Total equity attributable to Frontline Ltd.	1,604,138	1,465,754	1,564,001
Non-controlling interest	232	232	232
Total equity	1,604,370	1,465,986	1,564,233
Total capitalization	3,782,173	3,612,778	3,711,025

Capitalization excludes obligations related to finance and operating leases.

DIVIDEND POLICY
In December 2015, our Board approved implementing a dividend policy to distribute quarterly dividends to shareholders equal to or close to earnings per share adjusted for certain non-cash items.  In May 2020, we declared a cash dividend of $0.70 per share for the first quarter of 2020.  We declared dividends of $0.40 per share and $0.10 per share for the fourth quarter of 2019 and the third quarter of 2019, respectively. No dividends were declared in 2018. In 2017, we declared dividends of $0.15 for the first quarter of 2017.  The timing and amount of dividends, if any, is at the discretion of the Board and subject to compliance with Bermuda law requirements. Under the Bermuda Companies Act, a company may make a dividend or make a distribution out of contributed surplus, provided there are reasonable grounds for believing that after any such payment (a) the company will be able to pay its liabilities as they become due and (b) the realizable value of its assets will be greater than its liabilities.  We cannot guarantee that our Board will declare dividends in the future.

TAX CONSIDERATIONS
Please see the section titled “Additional Information—Taxation” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2019.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of our ordinary shares by (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) entities whose underlying assets are considered to include “plan assets” of such employee benefit plans, plans, accounts and arrangements (each such employee benefit plan, plan, account, arrangement and entity, an “ERISA Plan”), and (iv) plans that are subject to provisions under any other U.S. or non-U.S. federal, state, local, or other laws or regulations that are substantially similar to such provisions of ERISA or the Code (“Similar Laws”) and entities whose underlying assets are considered to include “plan assets” of any such plans (each such plan and entity, an “Other Plan”).
Prohibited transaction issues
Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and/or liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.
The acquisition and/or ownership of our ordinary shares by an ERISA Plan with respect to which we or the sales agent is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the acquisition and/or ownership of our ordinary shares is carried out in accordance with an applicable statutory, class or individual prohibited transaction exemption, of which there are many.
Plans which are, or entities whose underlying assets are considered to include “plan assets” of, governmental plans, certain church plans and non-U.S. plans may not be subject to the prohibited transaction provisions of ERISA or the Code but may be subject to Similar Laws. Fiduciaries of any such Plans should consult with their counsel before acquisition or ownership of our ordinary shares.
None of the information provided in this prospectus supplement, including any information incorporated by reference, is impartial investment advice or advice given in a fiduciary capacity.
Because of the foregoing, our ordinary shares should not be purchased by any person investing “plan assets” of any ERISA Plan or Other Plan (collectively, “Plans”), unless such purchase will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or a violation of any applicable Similar Laws.
Representation
Accordingly, by acceptance of our ordinary shares, each purchaser and subsequent transferee of our ordinary shares will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold our ordinary shares constitutes assets of any Plan or (ii) the purchase and holding of our ordinary shares by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.
The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering the acquisition or ownership of our ordinary shares on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment, whether an exemption would be applicable to the acquisition or ownership of our ordinary shares and the matters described above.

PLAN OF DISTRIBUTION
We have entered into an equity distribution agreement with Morgan Stanley under which we may, from time to time, offer and sell our ordinary shares having aggregate sales proceeds of up to $100.0 million through Morgan Stanley, as our sales agent.
Sales of our ordinary shares through Morgan Stanley, if any, will be made by means of ordinary brokers’ transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale or negotiated transactions, or as otherwise agreed upon by us and the sales agent. As our sales agent, Morgan Stanley will not engage in any transactions that stabilize the price of our ordinary shares.
Upon receiving oral instructions from us, Morgan Stanley will use its commercially reasonable efforts to sell, as our sales agent, the ordinary shares offered hereby, from time to time, based upon instructions from us (including any price, time or size limits or other customary parameters or conditions we may impose). Either we or Morgan Stanley may suspend the offering of our ordinary shares pursuant to the equity distribution agreement by notifying the other.
For its services as sales agent, we will pay to Morgan Stanley a fee of up to 1.5% of the gross offering proceeds of our ordinary shares that it sells pursuant to the equity distribution agreement. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of our ordinary shares. We have agreed to reimburse the sales agent for certain expenses incurred by it in connection with the offering in an amount not to exceed $10,000.
The sales agent will provide written confirmation to us following the close of trading on the NYSE on each day in which our ordinary shares are sold by them on our behalf under the equity distribution agreement. Each confirmation will include the number of shares sold on that day, the gross offering proceeds received from such sale and the compensation payable by us to the sales agent.
Settlement for sales of our ordinary shares will occur on the second business day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sale of our ordinary shares, Morgan Stanley may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and the compensation paid to Morgan Stanley may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Morgan Stanley against certain civil liabilities, including liabilities under the Securities Act. Morgan Stanley may engage in transactions with, or perform other services for, us in the ordinary course of its business.
The offering of our ordinary shares pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all of the ordinary shares subject to the equity distribution agreement or (2) the termination of the equity distribution agreement by either Morgan Stanley or us.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus supplement forms a part, all of which will be paid by us.
SEC registration fee	$12,980
Legal fees and expenses	$150,000
Accounting fees and expenses	$90,000
Miscellaneous	$20

Total	$253,000

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Seward & Kissel LLP, New York, New York with respect to matters of United States law and by MJM Limited, Hamilton, Bermuda, with respect to matters of Bermuda law. The sales agent is being represented by Simpson Thacher & Bartlett LLP, New York, New York.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers AS, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers AS is a member of Den norske Revisorforening.
INFORMATION INCORPORATED BY REFERENCE
The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus supplement and will automatically update and supersede previously filed information, including information contained in this prospectus supplement.
We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934 that indicate that they are incorporated by reference herein until the termination of this offering. Nothing contained herein shall be deemed to incorporate by reference documents that we furnish to, but do not file with, the Commission unless such documents state that they are incorporated by reference into this prospectus supplement.
•
Our Report of a Foreign Private Issuer on Form 6-K, furnished with the Commission on May 29, 2020, which includes the unaudited condensed consolidated interim financial statements and related Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three months ended March 31, 2020;

•
Our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the Commission on March 20, 2020, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed; and

•
Form 8-A12B, filed with the Commission on July 13, 2001, as amended, registering our ordinary shares under Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating the description of our ordinary shares contained therein.

You may request a free copy of the above mentioned filing or any subsequent filing we incorporated by reference to this prospectus supplement by writing or telephoning us at the following address:
Frontline Ltd.
Par-la-Ville Place
14 Par-la-Ville Road
Hamilton, HM 08, Bermuda
+1 (441) 295-6935
Attn: James Ayers
WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act of 1933, as amended, we filed a registration statement on Form F-3 (Registration No. 333-232567) relating to the securities offered by this prospectus supplement with the Commission. This prospectus supplement and the accompanying base prospectus are parts of that registration statement, which includes additional information.
Government Filings
We file annual and special reports within the SEC. You may read and copy any document that we file at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1 (800) SEC-0330, and you may obtain copies at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. 20549. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

Ordinary Shares, Preferred Shares, Debt Securities,
Warrants, Purchase Contracts, Rights and Units
FRONTLINE LTD.

Through this prospectus, we may periodically offer:
(1)	our ordinary shares,
(2)	our preferred shares,
(3)	our debt securities,
(4)	our warrants,
(5)	our purchase contracts,
(6)	our rights, and
(7)	our units.
The prices and other terms of the securities that we or any selling shareholder will offer will be determined at the time of their offering and will be described in a supplement to this prospectus. We will not receive any of the proceeds from a sale of securities by the selling shareholders.
Our ordinary shares are listed on the New York Stock Exchange under the symbol "FRO." The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.
An investment in these securities involves risks.  See the section entitled "Risk Factors" beginning on page 5 of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
The date of this prospectus is July 5, 2019

TABLE OF CONTENTS
Page
Prospectus
PROSPECTUS SUMMARY	1
RISK FACTORS	5
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	6
USE OF PROCEEDS	7
CAPITALIZATION	8
ENFORCEABILITY OF CIVIL LIABILITIES	9
PLAN OF DISTRIBUTION	10
SELLING SHAREHOLDERS	12
DESCRIPTION OF CAPITAL STOCK	13
DESCRIPTION OF DEBT SECURITIES	15
DESCRIPTION OF WARRANTS	22
DESCRIPTION OF PURCHASE CONTRACTS	23
DESCRIPTION OF RIGHTS	24
DESCRIPTION OF UNITS	25
EXPENSES	26
LEGAL MATTERS	26
EXPERTS	26
WHERE YOU CAN FIND ADDITIONAL INFORMATION	27

Unless otherwise indicated, all references to “dollars” and “$” in this prospectus are to United States dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, using a shelf registration process. Under the shelf registration process, we may sell the ordinary shares, preferred shares, debt securities, warrants, purchase contracts, rights and units described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities we or any selling shareholder may offer. Each time we or a selling shareholder offer securities pursuant to this prospectus, we will provide you with a prospectus supplement that will describe the specific types, amounts, prices and terms of the offered securities.  The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.
This prospectus and any prospectus supplement are part of a registration statement we filed with the Commission and do not contain all the information in the registration statement.  Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement.  Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers.  You should refer to the actual documents for a more complete description of the relevant matters.  For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the Commission as described below under “Where You Can Find Additional Information.”
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement.  We, the selling shareholders and any underwriters have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We will not make any offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.  Our business, financial condition, results of operations and prospects may have changed since those dates.
Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Ordinary shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 and the Exchange Control Act 1972, and related regulations of Bermuda which regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority, or the BMA, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA, in its policy dated June 1, 2005, provides that where any equity securities, including our ordinary shares, of a Bermuda company are listed on an appointed stock exchange, general permission is given for the issue and subsequent transfer of any securities of a company from and/or to a non-resident, for as long as any equities securities of such company remain so listed. The New York Stock Exchange is an appointed stock exchange under Bermuda law. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in granting such permission, the BMA accepts no responsibility for our financial soundness or the correctness of any of the statements made or expressed in this prospectus or any prospectus supplement. Neither this prospectus nor any prospectus supplement needs to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Companies Act 1981 of Bermuda pursuant to provisions incorporated therein following the enactment of the Companies Amendment Act 2013. Such provisions state that a prospectus in respect of the offer of shares in a Bermuda company whose equities are listed on an appointed stock exchange under Bermuda law does not need to be filed in Bermuda, so long as the company in question complies with the requirements of such appointed stock exchange in relation thereto.

PROSPECTUS SUMMARY
This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus.  As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus.
Unless the context otherwise requires, as used in this prospectus, the terms “Company,” “we,” “us,” and “our” refer to Frontline Ltd. and all of its subsidiaries. “Frontline Ltd.” refers only to Frontline Ltd. and not its subsidiaries.
We use the term deadweight tons, or dwt, in describing the size of vessels. Dwt expressed in metric tons, each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.
The Company
We are Frontline Ltd., an international shipping company incorporated in Bermuda as an exempted company under the Bermuda Companies Act of 1981 on June 12, 1992 (Company No. EC-17460).  On November 30, 2015, the Company and Frontline 2012 Ltd, or Frontline 2012, completed the Merger in which the Company was the legal acquirer and Frontline 2012 was identified as the accounting acquirer. Our registered and principal executive offices are located at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM 08, Bermuda, and our telephone number at that address is +(1) 441 295 6935.
We are engaged primarily in the ownership and operation of oil and product tankers. We operate through subsidiaries located in Bermuda, India, the Marshall Islands, Liberia, Norway, the United Kingdom and Singapore. We are also involved in the charter, purchase and sale of vessels.
As of March 31, 2019, the Company’s fleet consisted of 62 vessels, with an aggregate capacity of approximately 11.9 million dwt:
(i)	47 vessels owned by the Company (13 VLCCs, 16 Suezmax tankers, 18 LR2/Aframax tankers);
(ii)	three vessels that are under finance leases;
(iii)	one VLCC that is recorded as an investment in finance lease;
(iv)	two VLCCs chartered in from an unrelated third party; and
(v)	nine vessels that are under the Company’s commercial management (three VLCCs, two Suezmax tankers, two LR2 tankers and two Aframax oil tankers).
We also had one VLCC newbuilding under construction which was delivered in April 2019.
In the first quarter ending March 31, 2019, the Company took delivery of the VLCC newbuilding, Front Defender.
As of March 31, 2019, the Company had entered into fixed rate time charter-out contracts for one LR2 tanker and two Suezmax tankers, all with expiry in the first quarter of 2020, at average rates of $19,500 per day, $23,750 per day and $17,000 per day plus profit split, respectively.

Our Fleet
The following table sets forth the fleet that we operated as of March 31, 2019:
Vessel	Built	Approximate Dwt.	Flag	Type of Employment(1)
Tonnage Owned
VLCCs
Front Kathrine	2009	297,000	MI	Spot market
Front Queen	2009	297,000	MI	Spot market
Front Eminence	2009	321,000	MI	Spot market
Front Endurance	2009	321,000	MI	Spot market
Front Cecilie	2010	297,000	HK	Spot market
Front Signe	2010	297,000	HK	Spot market
Front Duke	2016	299,000	MI	Spot market
Front Duchess	2017	299,000	MI	Spot market
Front Earl	2017	300,000	MI	Spot market
Front Prince	2017	300,000	MI	Spot market
Front Empire	2018	300,000	MI	Spot market
Front Princess	2018	300,000	MI	Spot market
Front Defender	2019	300,000	MI	Spot market

Suezmax Tankers
Front Ull	2014	157,000	MI	Spot market
Front Idun	2015	157,000	MI	Spot market
Front Thor	2010	156,000	MI	Spot market
Front Loki	2010	156,000	MLT(2)	Time charter
Front Odin	2010	156,000	MI	Spot market
Front Njord	2010	156,000	HK	Spot market
Front Balder	2009	156,000	MI	Spot market
Front Brage	2011	156,000	MI	Spot market
Front Crown	2016	157,000	MI	Spot market
Front Challenger	2016	157,000	MI	Spot market
Front Classic	2017	157,000	MI	Spot market
Front Clipper	2017	157,000	MI	Time charter with profit split
Front Crystal	2017	157,000	MI	Spot market
Front Coral	2017	158,000	MI	Spot market
Front Cosmos	2017	158,000	MI	Market related time charter
Front Cascade	2017	157,000	MI	Spot market

LR2/Aframax Tankers
Front Lion(3)	2014	115,000	MI	Time charter
Front Puma	2015	115,000	MI	Spot market
Front Panther	2015	115,000	MI	Spot market
Front Tiger	2015	115,000	MI	Spot market
Front Ocelot	2016	110,000	MI	Spot market
Front Cheetah	2016	113,000	MI	Spot market
Front Lynx	2016	110,000	MI	Spot market
Front Cougar	2016	110,000	MI	Spot market
Front Leopard	2016	110,000	MI	Spot market
Front Jaguar	2016	110,000	MI	Spot market
Front Altair	2016	110,000	MI	Spot market
Front Antares	2017	110,000	MI	Spot market
Front Vega	2017	111,000	MI	Spot market
Front Sirius	2017	111,000	MI	Spot market
Front Castor	2017	110,000	MI	Market related time charter
Front Pollux	2017	110,000	MI	Spot market
Front Capella	2017	110,000	MI	Spot market
Front Polaris	2018	111,000	MI	Spot market

Tonnage chartered-in from Ship Finance International Ltd.
VLCCs
Front Hakata	2002	298,000	BA	Spot market
Front Force	2004	305,000	MI	Spot market
Front Energy	2004	305,000	MI	Spot market

Tonnage chartered-in from other third parties
VLCCs
FPMC C Melody	2011	297,000	LIB	Spot market
FMPC C Noble	2012	297,000	LIB	Spot market

1.	Time charter includes those contracts with durations in excess of six months.
2.	In the second quarter of 2019, the Front Loki became registered under the Malta flag.
3.	This vessel commenced a time charter in August 2015 which was extended with the earliest possible re-delivery in January 2020.
The portion of our fleet chartered-in from Ship Finance is contracted to us under leasing arrangements with remaining fixed terms of between six to eight years.
Key to Flags:
BA – Bahamas, LIB - Liberia, MI – Marshall Islands, HK – Hong Kong, MLT – Malta.

The Securities We or Selling Shareholders May Offer
We may periodically offer:
(1)	our ordinary shares,
(2)	our preferred shares,
(3)	our debt securities,
(4)	our warrants,
(5)	our purchase contracts,
(6)	our rights, and
(7)	our units.
We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.  In addition, the selling shareholders, who will be named in a prospectus supplement, may sell ordinary shares in one or more offerings pursuant to this prospectus.
A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below and incorporated by reference associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

RISK FACTORS
An investment in our securities involves a high degree of risk.  Before making an investment in our securities, you should carefully consider the risks set forth below and the risks and discussion of risks under the heading “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2018 and in the other documents we have incorporated by reference in this prospectus, including the section entitled “Risk Factors” in future Annual Reports, which summarize the risks that may materially affect our business.  Please see “Where You Can Find Additional Information – Information Incorporated by Reference.” In addition, you should also consider carefully the risks set forth under the heading “Risk Factors” in any prospectus supplement before investing in any securities offered by this prospectus. The occurrence of one or more of those risk factors could materially and adversely impact our results of operations or financial condition.
We may use the net proceeds of this offering for purposes with which you do not agree.
The net proceeds of any offering will be used to opportunistically fund growth opportunities through vessel acquisitions and for general corporate purposes. To the extent that we are not able to purchase vessels on terms that are acceptable to us or at all, we may use the net proceeds for other purposes with which you do not agree. Please see “Use of Proceeds.”
Future sales of our ordinary shares could have an adverse effect on our share price.
In order to finance our future operations and growth, we may have to incur substantial additional indebtedness and possibly issue additional equity securities. Future ordinary share issuances, directly or indirectly through convertible or exchangeable securities, options or warrants, will generally dilute the ownership interests of our existing ordinary shareholders, including their relative voting rights, and could require substantially more cash to maintain the then existing level, if any, of our dividend payments to our ordinary shareholders, as to which no assurance can be given.  Preferred shares, if issued, will generally have a preference on dividend payments, which could prohibit or otherwise reduce our ability to pay dividends to our ordinary shareholders. Our debt will be senior in all respects to the ordinary shares held by our ordinary shareholders, will generally include financial and operating covenants with which we will be required to comply and will include acceleration provisions upon defaults thereunder, including our failure to make any debt service payments, and possibly under other debt.  Because our decision to issue equity securities or incur debt in the future will depend on a variety of factors, including market conditions and other matters that are beyond our control, we cannot predict or estimate the timing, amount or form of our capital raising activities in the future.  Such activities could, however, cause the price of our ordinary shares to decline significantly.
World events could affect our operations and financial results
Past terrorist attacks, as well as the threat of future terrorist attacks around the world, continue to cause uncertainty in the world’s financial markets and may affect our business, operating results and financial condition. On June 13, 2019, an explosion occurred on one of our vessels, the Front Altair, while in the Gulf of Oman. While the cause of the explosion is currently unknown, we have ruled out human or mechanical error. Continuing conflicts, instability and other recent developments in the Middle East and elsewhere, and the presence of U.S. or other armed forces in Afghanistan and Syria, may lead to additional acts of terrorism and armed conflict around the world, which may contribute to further economic instability in the global financial markets. Any of these occurrences could have a material adverse impact on our business, financial condition and results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Matters discussed in this prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements, which include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.
We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation. This prospectus and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. The words “believe,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect” and similar expressions identify forward-looking statements.
The forward-looking statements in this prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein are based upon various assumptions, including, without limitation, management’s examination of historical operating trends, data contained in our records and data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.
In addition to these important factors and matters discussed elsewhere in this prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies, fluctuations in currencies and interest rates, general market conditions, including fluctuations in charter hire rates and vessel values, changes in the supply and demand for vessels comparable to ours, changes in world wide oil production and consumption and storage, changes in the Company’s operating expenses, including bunker prices, drydocking and insurance costs, the market for the Company’s vessels, availability of financing and refinancing, our ability to obtain financing and comply with the restrictions and other covenants in our financing arrangements, availability of skilled workers and the related labor costs, compliance with governmental, tax, environmental and safety regulation, any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 or other applicable regulations relating to bribery, general economic conditions and conditions in the oil industry, effects of new products and new technology in our industry, the failure of counter parties to fully perform their contracts with us, our dependence on key personnel, adequacy of insurance coverage, our ability to obtain indemnities from customers, changes in laws, treaties or regulations, the volatility of the price of our ordinary shares; our incorporation under the laws of Bermuda and the different rights to relief that may be available compared to other countries, including the United States, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents, political events or acts by terrorists, such as the June 13, 2019 explosion on the Front Altair, and other important factors described under the heading “Risk Factors” in this prospectus and in our annual report on Form 20-F for the year ended December 31, 2018, as well as those described from time to time in the reports filed by us with the Commission.
In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein might not occur, and our actual results could differ materially from those anticipated in these forward-looking statements.
We undertake no obligation to publicly update or revise any forward-looking statement contained in this prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS
We intend to use net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.  We will not receive any proceeds from sales of our ordinary shares by the selling shareholders.

CAPITALIZATION
A prospectus supplement or report on Form 6-K incorporated by reference into the Registration Statement of which this prospectus is a part will include information on our consolidated capitalization.

ENFORCEABILITY OF CIVIL LIABILITIES
There is no treaty in force between the U.S. and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court. The issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.
In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to the public policy of Bermuda. An action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, may not be entertained by a Bermuda court to the extent it is contrary to Bermuda public policy. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, may not be available under Bermuda law or enforceable in a Bermuda court, to the extent they are contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violations of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

PLAN OF DISTRIBUTION
We or any selling shareholder may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
In addition, we or any selling shareholder may sell some or all of the securities included in this prospectus through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•
trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we or any selling shareholder may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:
•	enter into transactions involving short sales of our ordinary shares by broker-dealers;
•	sell ordinary shares short and deliver the shares to close out short positions;
•	enter into option or other types of transactions that require us to deliver ordinary shares to a broker-dealer, who will then resell or transfer the ordinary shares under this prospectus; or
•	loan or pledge the ordinary shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We or any selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the selling shareholder or borrowed from us or the selling shareholder to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the selling shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the selling shareholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The selling shareholders and any broker-dealers or other persons acting on our behalf or on behalf of the selling shareholder that participate with us or the selling shareholder in the distribution of the securities, may be deemed to be underwriters, and any commissions received or profit realized by them on the resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act.  As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Furthermore, we, our executive officers, our directors and the selling shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our ordinary shares or any securities convertible into or exchangeable for our ordinary shares.  However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which include sales made directly on or through the NYSE, the existing trading market for our ordinary shares, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to the securities offered and sold under this Registration Statement.
If more than five percent (5%) of the net proceeds of any offering of ordinary shares made under this prospectus will be received by a Financial Industry Regulatory Authority, or FINRA, member participating in the offering or affiliates or associated persons of such a FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

SELLING SHAREHOLDERS
This prospectus may also, from time to time, relate to an offering by one or more selling shareholder(s) of its or their shares. Selling shareholder(s) may sell all or a portion of the shares beneficially owned by them and offered from time to time directly or through one or more underwriters or dealers.  Unless otherwise specified in a prospectus supplement, the selling shareholder(s) will be responsible for underwriting discounts or commissions or agent’s commissions. The selling shareholder(s) may sell its or their shares in one or more transactions at negotiated fixed prices, at prevailing market prices at the time of the sale or at varying prices determined at the time of sale. These sales may be effected in transactions which may be structured as block trades or using any other method permitted pursuant to applicable laws, rules and regulations, as described in the applicable prospectus supplement. The selling shareholders, who will be named in a prospectus supplement, may offer and sell ordinary shares from time to time pursuant to this prospectus. We will not receive any of the proceeds from any sale of our ordinary shares by any of the selling shareholders.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the description of our capital stock. Because the following is a summary, it does not contain all of the information that you may find useful. For more complete information, you should read the description of our capital stock and the material terms of our Memorandum of Association, as amended, our Amended and Restated Bye-Laws filed as an exhibit to the registration statement, which this prospectus is a part of, as updated by annual and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein, together with Memorandum of Association, as amended, our Bye-Laws, as amended, copies of which have been filed as exhibits thereto. Please see the section of this prospectus entitled “Where You Can Find Additional Information.”
Authorized Capitalization
Under our Memorandum of Association, our authorized share capital consists of 500,000,000 shares, par value $1.00 per share, of which 170,968,092 shares were issued and outstanding as of June 30, 2019.
Share Capital
On December 16, 2016, we completed our registered offering of 13,422,818 ordinary shares, which shares were issued and sold pursuant to application agreements between the Issuer and the investors identified therein.  After this registered offering we had 169,809,324 shares issued and outstanding.
On July 24, 2018, we entered in an Equity Distribution Agreement with Morgan Stanley & Co. LLC for the offer and sale of up to $100.0 million of ordinary shares through an ATM offering. As of June 30, 2019, we have issued 1,158,768 shares pursuant to the Equity Distribution Agreement and we had 170,968,092 shares issued and outstanding.
Ordinary Shares
Each outstanding ordinary share entitles the holder to one vote on all matters submitted to a vote of shareholders.  Subject to preferences that may be applicable to any outstanding preferred shares, holders of ordinary shares are entitled to receive ratably cash dividends, if any, declared by our Board of Directors out of funds legally available for dividends.  Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of our ordinary shares will be entitled to receive pro rata our remaining assets available for distribution.  Holders of ordinary shares do not have conversion, redemption or preemptive rights to subscribe to any of our securities.  The rights, preferences and privileges of holders of ordinary shares are subject to the rights of the holders of any preferred shares, which we may issue in the future.
Preferred Shares
The material terms of any series of preferred shares that we may offer through a prospectus supplement will be described in that prospectus supplement.  Bye-law 4 of our Bye-laws provides that any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may by Ordinary Resolution determine.  Bye-law 7 of our Bye-laws provides that the Board may exercise all the powers of the Company to divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions.  An Ordinary Resolution is defined in Bye-law 1 of our Bye-laws as a resolution passed by a simple majority of votes cast at a general meeting of the Company.  Our Board of Directors may be authorized to provide for the issuance of preferred shares in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such preferred shares.  Our Board of Directors will authorize the issuance of preferred shares only for a proper purpose and in our best interests.  At the time that any series of our preferred shares is authorized, our Board of Directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation.  Our Board of Directors could, with the sanction of an Ordinary Resolution of our shareholders, cause us to issue preferred shares, which have voting, conversion and other rights that could adversely affect the holders of our ordinary shares or make it more difficult to effect a change in control.  Our preferred shares, depending on the specific terms pursuant to which they are issued, could have the effect of diluting the share ownership of shareholders, including persons seeking to obtain control of us, thereby hindering a possible takeover attempt.  In addition, our preferred shares could be issued with voting, conversion and other rights and preferences, which would adversely affect the voting power and other rights of holders of our ordinary shares.

Listing
Our ordinary shares are listed on the NYSE and OSE under the symbol “FRO.”
Transfer Agent
The registrar and transfer agent for our ordinary shares is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES
We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement.  We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture.  We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part.  The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto).  The aggregate principal amount of debt securities which may be issued under each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.  Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings.  We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the Commission under the Exchange Act as “subsequent filings.”  The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities which may be issued.  The debt securities may be issued in one or more series.
•	You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:
•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;
•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;

•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;
•	whether the debt securities will be our senior or subordinated securities;
•	whether the debt securities will be our secured or unsecured obligations;
•	the applicability and terms of any guarantees;
•
the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;
•	whether the debt securities will be issued in the form of global securities or certificates in registered form;
•	any listing on any securities exchange or quotation system;
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and
•	any other special features of the debt securities.
Subsequent filings may include additional terms not listed above.  Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee.  Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof.  No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount.  United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.
Senior Debt
We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt.  The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.
Subordinated Debt
We may issue subordinated debt securities under a subordinated debt indenture.  Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.
Covenants
Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•	our ability to incur either secured or unsecured debt, or both;
•	our ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us or our subsidiaries;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; and
•	sale and leaseback transactions.

Modification of the Indentures
We expect that each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class.  But we expect that no modification that:
(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
(2)
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
(4)
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
(6)
makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;
will be effective against any holder without his consent.  Other terms as specified in subsequent filings may be modified without the consent of the holders.
Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium at maturity;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable.  Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
We expect that each indenture will require us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture.  We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity.  Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.  We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders.  This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.
We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Form of Debt Securities
Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.
Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.
Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.
Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., as DTC’s nominee.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase any of our debt or equity securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the number and type of our securities purchasable upon exercise of such warrants;
•	the price at which our securities purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of any of our debt or equity securities issued by us.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us or the selling shareholder to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We or the selling shareholder may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
•	the exercise price for the rights;
•	the number of rights issued to each shareholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see the section entitled “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more rights, purchase contracts, warrants, debt securities, preferred shares, ordinary shares or any combination of such securities.  The applicable prospectus supplement will describe the terms of the offered units.  We expect that such terms will include, among others:
•
the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred shares and ordinary shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.
SEC registration fee		$(1)
FINRA fees	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and engraving expenses	$	*
NYSE Supplemental Listing Fee	$	*
Transfer agent and registrar fees	$	*
Indenture trustee fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

(1)
The registrant is registering an indeterminate amount of securities under the registration statement and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee in connection with such securities until the time the securities are sold under the registration statement pursuant to a prospectus supplement.

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this registration statement.
LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by MJM Limited, Hamilton, Bermuda, with respect to matters of Bermuda law and by Seward & Kissel LLP, New York, New York, with respect to matters of U.S. and New York law.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers AS, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers AS is a member of Den norske Revisorforening.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission.  This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission.  You may read and copy any document that we file and obtain copies at prescribed rates from the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330.  The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.  Further information about our company is available on our website at http://www.frontline.bm.  The information on our website does not constitute a part of this prospectus.
Information Incorporated by Reference
The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934:
•
Our Annual Report on Form 20-F for the year ended December 31, 2018, filed with the Commission on March 28, 2019, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed; and

•
Our current report on Form 6-K, furnished with the Commission on May 22, 2019 containing the unaudited condensed interim financial statement and related Management’s Discussion and Analysis of our Financial Condition and Results of Operations for the three months ended March 31, 2019.

•	Our current report on Form 6-K, furnished with the Commission on July 3, 2019 containing announcements relating to the Front Altair and certain vessel acquisitions.
We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain current reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.  In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.  We, the selling shareholders and any underwriters have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We, the selling shareholders and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only.  Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above mentioned filing or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:
Frontline Ltd.
Attn: Colleen Simmons
Par-la-Ville Place 14 Par-la-Ville Road
Hamilton, HM 08, Bermuda
+1 (441) 295-6935

Information Provided by the Company
We will furnish holders of our ordinary shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the NYSE, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

$100,000,000
Ordinary Shares
PROSPECTUS SUPPLEMENT

MORGAN STANLEY